UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 27, 2015

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2015, VRX Escrow Corp. (the “Issuer”), a newly formed wholly owned Canadian subsidiary of Valeant Pharmaceuticals International, Inc. (the “Company”), completed its previously announced offering (the “Notes Offering”) of $2.0 billion aggregate principal amount of 5.375% senior unsecured notes due 2020 (the “2020 notes”), $3.25 billion aggregate principal amount of 5.875% senior unsecured notes due 2023 (the “2023 notes”), €1.5 billion aggregate principal amount of 4.50% senior unsecured notes due 2023 (the “Euro notes”) and $3.25 billion aggregate principal amount of 6.125% senior unsecured notes due 2025 (the “2025 notes” and together with the 2020 notes, the 2023 notes and the Euro notes, the “notes”). The notes were issued pursuant to an indenture, dated as of March 27, 2015 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The net proceeds of the Notes Offering, together with borrowings under the Company’s incremental term loan facilities, net proceeds from the Company’s equity offering and cash on hand, are expected to be used to fund the previously announced acquisition of Salix Pharmaceuticals, Ltd. (“Salix”), as well as repayments of indebtedness of Salix and certain transaction expenses. On February 20, 2015, Sun Merger Sub, Inc. (“Merger Sub”), Valeant Pharmaceuticals International, a Delaware corporation and a wholly-owned subsidiary of the Company, Salix and, for the limited purposes set forth therein, the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub shall merge with and into Salix (the “Merger”), with Salix surviving as a wholly owned subsidiary of the Company. If the acquisition of Salix is not consummated on or prior to August 20, 2015 or, prior to that date, the Merger Agreement is terminated or the Company otherwise determines that the related tender offer will not be pursued, the Company will be required to redeem the notes at 100% of the issue price of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.

In connection with the issuance and sale of the notes, the Issuer entered into an escrow and security agreement (the “Escrow and Security Agreement”), dated as of March 27, 2015, with the Trustee and Deutsche Bank Trust Company Americas, a New York state banking corporation, as escrow agent (the “Escrow Agent”). The proceeds of the Notes Offering were deposited, pursuant to the Escrow and Security Agreement, into segregated escrow accounts pending consummation of the Merger. Upon consummation of the Merger, in accordance with the terms of the Indenture and the Escrow and Security Agreement, (1) the Company will assume all of the Issuer’s obligations under the notes and the Indenture, (2) the funds held in escrow will be released to the Company and (3) the Issuer will be dissolved and all of its obligations will be assumed by, and all of its assets will be distributed to, the Company. On March 27, 2015, the Company, certain subsidiaries of the Company, as guarantors, and the Trustee entered into the First Supplemental Indenture to the Indenture (the “First Supplemental Indenture”) providing for the assumption by the Company of the Issuer’s obligations under the notes and the Indenture and the guarantee of the notes by the guarantors, in each case contingent upon the consummation of the Merger.

Pursuant to the Indenture, the 2020 notes will mature on March 15, 2020, the 2023 notes will mature on May 15, 2023, the Euro notes will mature on May 15, 2023 and the 2025 notes will mature on April 15, 2025. Interest on the 2020 notes will be payable on March 15 and September 15 of each year, commencing on September 15, 2015. Interest on the 2023 notes will be payable on May 15 and November 15 of each year, commencing on November 15, 2015. Interest on the Euro notes will be payable on May 15 and November 15 of each year, commencing on November 15, 2015. Interest on the 2025 notes will be payable on April 15 and October 15 of each year, commencing on October 15, 2015. Interest on each series of notes will accrue from March 27, 2015.

At the option of the Issuer, the 2020 notes will be redeemable in whole or in part, at any time on or after March 15, 2017, the 2023 notes will be redeemable, in whole or in part, at any time on or after May 15, 2018, the Euro notes will be redeemable, in whole or in part, at any time on or after May 15, 2018 and the 2025 notes will be redeemable, in whole or in part, at any time on or after April 15, 2020, in each case at the redemption prices applicable to each series of the notes set forth in the Indenture. In addition, some or all of the 2020 notes may be redeemed prior to March 15, 2017, some or all of the 2023 notes may be redeemed prior to May 15, 2018, some or all of the Euro notes may be redeemed prior to May 15, 2018 and some or all of the 2025 notes may be redeemed prior to April 15, 2020, in each case at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption plus a “make-whole” premium. Prior to March 15, 2017 in the case of the 2020 notes, May 15, 2018 in the case of the 2023 notes, May 15, 2018 in the case of the Euro notes and April 15, 2018 in the case of the 2025 notes, up to 40% of the aggregate amount of the applicable series of notes may be redeemed with the net proceeds of certain equity offerings at the redemption prices set forth in the Indenture.

Upon the occurrence of a change of control (as defined in the Indenture), unless the Issuer has exercised its right to redeem all of the applicable series of notes, each holder of the notes of such series may require the Issuer to repurchase such holder’s notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date applicable to such notes.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

The Indenture also provides for customary events of default.

The notes were offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements. In addition, the notes have not been qualified for sale to the public by prospectus under the securities laws of the Province of Quebec or any other province or territory of Canada, and may not be offered or sold except pursuant to an exemption from the prospectus requirements of the Quebec Securities Act.

The foregoing summary of the Indenture and the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture and the First Supplemental Indenture, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 27, 2015

4.2	First Supplemental Indenture to the Indenture, dated as of March 27, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and Chief Financial Officer

Date: March 27, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 27, 2015

4.2	First Supplemental Indenture to the Indenture, dated as of March 27, 2015